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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference into this Registration Statement on Form S-1 of H&E Equipment Services, Inc. of our report dated August 31, 2005, except for Note 15 for which the date is January 5, 2006, relating to our audits of the consolidated financial statements of Eagle High Reach Equipment Company, Inc., appearing in the Prospectus, which is part of the Registration Statement (File No. 333-128996), as amended, of H&E Equipment Services, Inc.

        We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

/s/ Perry-Smith LLP

Sacramento, California
January 30, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM